UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

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CHROMADEX CORPORATION

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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10005 Muirlands Blvd.

Suite G

Irvine, CA 92618

Dear Stockholder:

Our annual meeting of stockholders will be held at our headquarters, 10005 Muirlands Blvd., Suite G, Irvine, California 92618, at 9:00 a.m., local time, on Tuesday, May 10, 2011. The formal meeting notice and our proxy statement for the meeting are attached.

Each of the proposals to be presented at the annual meeting is described in the accompanying proxy statement. We urge you to carefully review the proxy statement which discusses each of the proposals in more detail.

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to sign, date and promptly return the enclosed proxy card in the postage-paid envelope enclosed for that purpose. Returning your completed proxy will ensure your representation at the annual meeting.

We look forward to seeing you on May 10, 2011.

Sincerely yours,

FRANK L. JAKSCH JR.

Chairman of the Board of Directors

April 11, 2011

Important Notice Regarding the Availability of Proxy Materials for the

Stockholder Meeting to Be Held on May 10, 2011:

The proxy statement and annual report to security holders are available at

http://www.chromadex.com/ir/proxy2011.pdf

CHROMADEX CORPRATION

10005 Muirlands Blvd.

Suite G

Irvine, CA 92618

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 10, 2011

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the 2011 annual meeting of stockholders of ChromaDex Corporation, a Delaware corporation (“the Company”), will be held at 9:00 a.m., local time, on Tuesday, May 10, 2011, at the Company’s headquarters located at 10005 Muirlands Blvd., Suite G, Irvine, California 92618, for the following purposes:

1. to elect seven directors to hold office until the next annual meeting of stockholders and thereafter until their successors have been elected and qualified. Our seven nominees are: Mr. Frank L. Jaksch Jr., Mr. Stephen Block, Mr. Reid Dabney, Mr. Hugh Dunkerley, Mr. Mark S. Germain, Mr. Glenn L. Halpryn and Dr. Curtis A. Lockshin;

2. to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

3. to transact any other business that may properly come before the annual meeting.

Your Board recommends that you vote “FOR” each of the proposals. Stockholders of record at the close of business on March 24, 2011, are entitled to vote at the annual meeting and any postponement or adjournment thereof.

All stockholders are cordially invited to attend the annual meeting in person. To ensure your representation at the annual meeting, you are urged to mark, sign, date and return the enclosed proxy card promptly in the postage-paid envelope enclosed for that purpose. Any stockholder attending the annual meeting may vote in person even if he or she previously returned a proxy.

By Order of the Board of Directors,

THOMAS C. VARVARO

Secretary

Irvine, California

April 11, 2011

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

OF CHROMADEX CORPORATION

TO BE HELD MAY 10, 2011

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement contains information related to the annual meeting of stockholders of ChromaDex Corporation, a Delaware corporation (the “Company,” “we,” “us,” or “our”) which will be held on Tuesday, May 10, 2011 at our headquarters located at 10005 Muirlands Blvd., Suite G, Irvine, California 92618, or at any adjournment or postponement thereof.

What is the purpose of the annual meeting?

At the annual meeting, stockholders will consider and vote upon the following matters:

•	to elect seven directors to our Board of Directors;

•	to ratify the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011; and

•	to transact any other business that may properly come before the annual meeting.

We sent you these proxy materials because our Board of Directors is requesting that you allow your shares of our common stock to be represented at the meeting by the proxyholders named in the enclosed proxy card. This proxy statement contains information that we are required to provide you under the rules of the Securities and Exchange Commission (the “SEC”), and that is designed to assist you in voting your shares. We began mailing these proxy materials on or about April 14, 2011 to all stockholders of record at the close of business on March 24, 2011.

Who is entitled to vote at the annual meeting?

Holders of record of our common stock at the close of business on March 24, 2011 are entitled to vote at the annual meeting. As of March 24, 2011, there were 64,190,183 shares of our common stock outstanding. Stockholders are entitled to cast one vote per share on each matter presented for consideration and action at the annual meeting.

Your vote is important. Stockholders can vote in person at the annual meeting or by proxy. If you vote by proxy, the individuals named on the proxy card as representatives will vote your shares in the manner you indicate. You may specify whether your shares should be voted for all, some or none of the nominees for director and whether your shares should be voted “For”, “Against” or “Abstain” with respect to each of the other proposals.

What votes are needed to hold the annual meeting?

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the annual meeting. If you have returned a valid proxy or attend the meeting in person, your outstanding shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the annual meeting. Votes cast by proxy or in person at the annual meeting will be tabulated by the inspectors of election appointed for the annual meeting who will also determine whether or not a quorum is present. For purposes of determining whether a quorum is present, abstentions and “broker non-votes,” if any, will be counted as present.

How does the Board of Directors recommend that I vote on the proposals?

If no instructions are indicated on your valid proxy, the proxyholders will vote in accordance with the recommendations of the Board of Directors. The Board recommends a vote:

•	“FOR” each of the nominees for director listed in this proxy statement;

•	“FOR” the ratification of the appointment of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

With respect to any other matter that properly comes before the meeting or any adjournment or postponement thereof, the proxyholders will vote as recommended by the Board, or if no recommendation is given, in their own discretion.

If my shares are held in “street name” by my broker, will my broker vote my shares for me?

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. A “broker non-vote” occurs when a broker expressly instructs on a proxy card that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

We expect that your broker will have discretionary authority to vote your shares on the proposal for the ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011 (Proposal No. 2), based on this proposal being a routine matter, but not on the proposal to elect directors (Proposal No. 1), which is a non-routine matter. Brokers holding shares beneficially owned by their clients no longer have the ability to cast votes with respect to election of directors unless they have received instructions from the beneficial owner of the shares. As a result, if you do not provide specific voting instructions to your record holder, that record holder will not be able to vote on Proposal No. 1. It is therefore important that you provide voting instructions to your broker if your shares are held by a broker so that your vote with respect to directors is counted.

Can I change my vote after I have mailed my signed proxy card?

There are three ways in which you can change your vote before your proxy is voted at the annual meeting. First, you can send our secretary a written notice stating that you revoke your proxy. Second, you can complete and submit a new proxy card, dated a later date than the first proxy card. Third, you can attend the annual meeting and vote in person. Your attendance at the annual meeting will not, however, by itself revoke your proxy. If you hold your shares in “street name” and have instructed your broker, bank or other nominee to vote your shares, you must follow directions received from your broker, bank or other nominee to change those instructions.

What vote is required to approve each proposal?

Directors are elected by a plurality of the votes present in person or represented by proxy. This means that the seven individuals nominated for election to the Board who receive the most votes will be elected. Ratification of McGladrey & Pullen, LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the subject matter.

What is the effect of abstentions and broker non-votes and how may I vote my shares?

Election of Directors. The election of directors is a non-routine matter for brokers that hold their clients’ shares in “street name.” The brokers do not have discretion to vote your shares on a non-routine matter. If a quorum is present and voting, the seven nominees receiving the highest number of votes will be elected to the Board of Directors. Abstentions will not be counted in the election of directors. You may vote “For” all nominees, “Withhold” your vote from all nominees, or vote “For” one or more nominees and “Withhold” your vote from the other nominees.

Ratification of the appointment of McGladrey & Pullen, LLP as independent registered public accounting firm. The ratification of the appointment of an independent registered public accounting firm is a routine matter for brokers that hold their clients’ shares in “street name.” The brokers have discretion to vote your shares on a routine matter. Abstentions will have the same effect as a negative vote. You may vote “For”, “Against” or “Abstain” on the proposal of ratifying our independent registered accounting firm.

PROPOSAL NO. 1:

ELECTION OF DIRECTORS

Our Board of Directors currently consists of seven members, six of whom are independent within the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Michael H. Brauser resigned as a director on March 2, 2011 for personal reasons, and Dr. Curtis Lockshin was appointed to the Board of Directors on March 30, 2011 to fill this vacancy. Glenn L. Halpryn was appointed as a director on May 20, 2010 in connection with the private placement transaction conducted by the Company in May 2010 (the “2010 Private Placement”). We are proposing to elect all seven existing Board members. Consequently, at the annual meeting, a total of seven directors will be elected to hold office until the 2012 annual meeting of stockholders and until their successors have been elected and qualified.

Unless otherwise instructed, the proxyholders will vote the proxies received by them for the seven nominees named below. If any of our nominees is unable or declines to serve as a director at the time of the annual meeting, the proxies will be voted for any nominee designated by the present Board to fill the vacancy. It is not presently expected that any of the nominees named below will be unable or will decline to serve as a director. If additional persons are nominated for election as directors, the proxyholders intend to vote all proxies received by them in a manner to assure the election of as many of the nominees listed below as possible. In such event, the specific nominees to be voted for will be determined by the proxyholders.

Board of Directors Nominees, Qualifications and Diversity

Pursuant to its charter, the Nominating and Corporate Governance Committee met in March 2011 to consider the knowledge, experience, integrity and judgment of possible candidates for nomination as members of the Board of Directors of the Company. The Committee focused on factors including: broad-based skill-sets and experiences; leadership; proven ability to exercise sound judgment; prominence and reputation in the candidate’s profession; global business and social perspective; concern for the long-term interests of the Company’s shareholders and personal values. In addition, the Committee considered the potential contribution to the diversity of backgrounds, experience and competencies which the Company and its shareholders desire to have represented on the Board of Directors and the ability of the candidate to devote sufficient time and effort to his duties as a director. The Committee reviews, at least annually, the size, structure and membership of the Board of Directors and its underlying committees. In conducting its review, the Committee considers the contributions of existing directors and the overall needs of the Company. In assessing the abilities necessary to meet the overall needs of the Company, the experience and skill-set of the directors taken as a whole is reviewed to ensure such needs are met. The experiences required to be reflected by the Board as a whole for the Company include financial expertise, an understanding of the industries in which the Company operates, experience as a director of other public companies, marketing and sales experience, scientific expertise, exposure to mergers and acquisitions, international business experience, as well as independence and diversity. Listed below are the biographical summaries and ages as of the date hereof of individuals nominated for election as directors as well as information about each individual’s qualification and experience that contributes to the overall needs of the Board as determined by the Nominating and Corporate Governance Committee:

Frank L. Jaksch Jr., 42, is a co-founder of the Company and has served as Chairman of the Board of Directors since 2010 and was Co-Chairman from 2000 to 2010 and has served as Chief Executive Officer since 2000. Mr. Jaksch oversees strategy, operations and marketing for the Company with a focus on scientific products and pharmaceutical and nutraceutical markets. From 1993 to 1999, Mr. Jaksch served as International Subsidiaries Manager of Phenomenex, a life science supply company where he managed the international subsidiary and international business development divisions. Mr. Jaksch earned a B.S. in Chemistry and Biology from Valparaiso University. Frank L. Jaksch Jr. is the brother of Kevin Jaksch, who served on our board of directors until his resignation as a director in May 2010. The Nominating and Corporate Governance Committee believes that Mr. Jaksch’s years of experience working in chemistry-related industries, his extensive sales and marketing background, and his knowledge of international business allow him to bring an understanding of the industries in which the Company operates as well as scientific expertise to the Company and the board of directors.

Stephen Block, 66, has been a director of ChromaDex since 2007 and Chair of the Compensation Committee, a member of the Audit Committee and a member of the Nominating and Corporate Governance Committee since 2007. Since May 2010, Mr. Block has served as Lead Independent Director to the board of directors. Mr. Block is also a director and Chair of the Nominating and Corporate Governance Committee and a member of the Audit Committee of Senomyx, Inc., a public biotech company. He has served on the board of directors of Senomyx, Inc. since 2005. He also serves as the Chairman of the board of directors of Blue Pacific Flavors and Fragrances, Inc., and as a director of Allylix, Inc., and Masher Media, Inc. of which he was also a co-founder. He has served on the board of directors of these privately held companies since 2007, 2008, and 2009, respectively. Mr. Block retired as Senior Vice President, General Counsel and Secretary of International Flavors and Fragrances Inc., a leading creator, manufacturer and seller of flavors and fragrances (IFF) in December 2003, having been IFF’s Chief Legal Officer since 1993. During his eleven years at IFF he also led the company’s Regulatory Affairs Department. Prior to 1993, Mr. Block served as Senior Vice President, General Counsel, Secretary and Director of GAF Corporation, a company specializing in specialty chemicals and building materials, and its publicly traded subsidiary International Specialty Products Inc., held various management positions with Celanese Corporation, a company specializing in synthetic fibers, chemicals and plastics, and practiced law with the New York firm of Stroock Stroock & Lavan. Mr. Block currently serves as an industry consultant and as a member of the Executive Committee of Westlake/Santa Barbara Tech Coast Angels, a leading angel investing group, and as a managing director of Venture Farm LLC, an early stage venture capital firm. Mr. Block received his B.A. cum laude in Russian Studies from Yale University and his law degree from Harvard Law School. The Nominating and Corporate Governance Committee believes that Mr. Block’s experience as the Chief Legal Officer of one of the world’s leading flavor and fragrance companies contributes to the board of directors’ understanding of the flavor industry, including the board of directors’ perspective on the strategic interests of potential collaborators, the regulation of the industry, and the viability of various commercial strategies. In addition, Mr. Block’s experience in the area of corporate governance and public company financial reporting is especially valuable to the board of directors in his capacity as a member of both the Audit Committee and the Compensation Committee.

Reid Dabney, 59, has served as a director of ChromaDex and has chaired the Audit Committee since October 2007. Since November 2008, he has also served as a Managing Director of Monarch Bay Associates, LLC. From March 2005 to November 2008, Mr. Dabney served as Cecors, Inc.’s (CEOS.OB) (a Software As A Service (SaaS) technology provider’s) Senior Vice President and Chief Financial Officer. From July 2003 to November 2005, Mr. Dabney was engaged by CFO911 as a business and financial consultant. From January 2003 to August 2004, Mr. Dabney served as Vice President of National Securities, a broker-dealer firm specializing in raising equity for private operating businesses that have agreed to become public companies through reverse merger transactions with publicly traded shell companies. From June 2002 to January 2003, Mr. Dabney was the Chief Financial Officer of House Ear Institute in Los Angeles, California. Mr. Dabney received a B.A. from Claremont McKenna College and an M.B.A. in Finance from the University of Pennsylvania’s Wharton School. Mr. Dabney also holds Series 7, 24 and 63 licenses from the Financial Industry Regulatory Authority (FINRA). The Nominating and Corporate Governance Committee believes that Mr. Dabney’s experience as chief financial officer of a public company and his extensive experience dealing with financial markets qualify him to chair the Audit Committee and that Mr. Dabney brings financial, merger and acquisition experience, and a background working with public marketplaces to the board of directors.

Hugh Dunkerley, 37, has served as a director of ChromaDex since December 2005 and has served on the Compensation Committee since May 2010 and on the Nominating and Governance Committee since 2007. From October 2002 to December 2005, Mr. Dunkerley served as Director of Corporate Development at ChromaDex. Mr. Dunkerley has been Manager of Capital Markets for the FDIC, Division of Resolutions and Receiverships, since February 2009. He was President and Chief Executive Officer of Cecors, Inc. (OTCBB:CEOS.OB), a

Software As A Service (SaaS) technology provider, from October 31, 2007 to February 17, 2009. He had served as Cecor’s Chief Operating Officer from June 2007 to October 31, 2007 and as Vice President of Corporate Finance from June 2006 to June 2007. From January 2006 to July 2006, Mr. Dunkerley served as Vice President of Small-Mid Cap Equities at Hunter Wise Financial Group, LLC, specializing in investment banking advisory services to US and EU companies. Mr. Dunkerley received his undergraduate degree from the University of Westminster, London and earned a MBA from South Bank University, London. Mr. Dunkerley also holds Series 7 and 66 licenses from FINRA. The Nominating and Corporate Governance Committee believe that Mr. Dunkerley’s experience as CEO of a public company and his extensive financial market experience qualify him to sit on the Nominating and Corporate Governance Committee and the Compensation Committee and that Mr. Dunkerley brings financial and mergers and acquisitions experience, and experience with public marketplaces and regulatory oversight to the board of directors. His previous experience as an employee of the Company also allows him to provide a unique perspective of and extensive knowledge on the industries in which the Company operates.

Mark S. Germain, 60, is a co-founder of the Company and has served on the Nominating and Corporate Governance since May 2010. He served on the Audit Committee from October 2007 to May 2010, and as Co-Chairman of the board of directors from 2000 to 2010. Mr. Germain has extensive experience as a merchant banker in the biotech and life sciences industries. He has been involved as a founder, director, Chairman of the board of directors of, and/or investor in over twenty companies in the biotech field, and assisted many of them in arranging corporate partnerships, acquiring technology, entering into mergers and acquisitions, and executing financings and going public transactions. He graduated from New York University School of Law, Order of the Coif, in 1975 and was a partner in a New York law firm practicing corporate and securities law before entering the private sector in 1986. Between 1986 and 1991, he served businesses in senior executive capacities, including as president of a public company sold in 1991. Mr. Germain is currently a director of the following publicly traded companies: Omnimmune Holdings, Inc. (OTCBB: OMMHE.OB), a biotechnology company, Stem Cell Innovations, Inc. (OTC:SCLL.PK), a cell biology company, Collexis Holdings, Inc. (OTC:CLXS.PK), a developer of semantic search and knowledge discovery software, and Pluristem Therapeutics, Inc. (NASDAQ:PSTI), a bio-therapeutics company. During the past five years, Mr. Germain also served as a board member of two publicly traded companies, Reis, Inc. (NASDAQ: REIS), a commercial real estate market information provider, and Intellect Neurosciences, Inc. (OTCBB: ILNS.OB), a biopharmaceutical company. He is also a co-founder and director of a number of private companies in the biotechnology field. The Nominating and Corporate Governance Committee believes that Mr. Germain’s past experience as the president of a public company and as the board member of other public companies bring financial expertise, industry knowledge, and merger and acquisition experience to the board of directors.

Glenn L. Halpryn, 50, has served as Chair of the Nominating and Corporate Governance Committee and has served on the Audit Committee since May 2010. Mr. Halpryn has been the Chief Executive Officer and a director of Transworld Investment Corporation, a private investment company, since June 2001. Mr. Halpryn currently serves as a director of Sorrento Therapeutics (OTCBB:SRNE.OB), a biopharmaceutical company, Castle Brands Inc. (AMEX:ROX), a developer and international marketer of premium branded spirits, and SearchMedia Holdings Limited (AMEX:IDI), a China-based billboard and in-elevator advertising company. From September 2008 until May 2010, Mr. Halpryn also served as a director of Winston Pharmaceuticals, Inc. (OTCBB:WPHM.OB), a pharmaceutical company specializing in skin creams and pain medications. From October 2002 to September 2008, Mr. Halpryn served as a director of Ivax Diagnostics, Inc. (AMEX:IVD). Mr. Halpryn served as Chairman of the board of directors and Chief Executive Officer of Orthodontix, Inc. (now Protalix Bio Therapeutics, Inc.) (AMEX:PLX) from April 2001 to December 2006. From April 1988 to June 1998, Mr. Halpryn was Vice Chairman of Central Bank, a Florida state-chartered bank. Since June 1987, Mr. Halpryn has been the President of and a beneficial holder of stock of United Security Corporation, a broker-dealer registered with FINRA.

Curtis A. Lockshin, PhD, 50, has served as a member of the Compensation Committee since March 2011. Dr. Lockshin is an independent consultant who assists companies leveraging technological assets in the healthcare, biotechnology and security sectors. From August 2002 to March 2003, Dr. Lockshin was Director of Discovery Biology at Beyond Genomics, Inc., a biopharmaceutical company focusing on drug discovery using biological approaches. Dr. Lockshin also served in various positions including Director of Discovery Biology & Informatics, Associate Director and Scientist at Sepracor, Inc. (now Sunovion Pharmaceuticals Inc.), a research-based pharmaceutical company that develops therapeutic products for central nervous system and respiratory disorders, from June 1998 to July 2002. Since October 2009, Dr. Lockshin has served as a director of Sorrento Therapeutics, Inc. (OTCBB:SRNE), a biopharmaceutical company. From September 2008 to May 2010, Dr. Lockshin was a director of Winston Pharmaceuticals, Inc. (OTCBB:WPHM), a pharmaceutical company specializing in skin creams and pain medications. From July 2006 to December 2006, Dr. Lockshin served as a director of Orthodontix, Inc. (now Protalix Bio Therapeutics, Inc.) (AMEX:PLX), a biopharmaceutical company.

Vote Required and Recommendation of the Board of Directors

The seven nominees receiving the highest number of votes will be elected to the Board of Directors, if a quorum is present and voting.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

CORPORATE GOVERNANCE

Director Independence

Under the NASDAQ Stock Market Marketplace Rules, a director will only qualify as an independent director if, in the opinion of our Board, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The Board has determined that each of Stephen Block, Reid Dabney, Hugh Dunkerley, Mark S. Germain, Glenn L. Halpryn and Curtis Lockshin has no material relationship with our Company and is independent within the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. Frank L. Jaksch Jr. does not meet the aforementioned independence standards because he is the Chief Executive Officer of our Company.

Board Committees

The Board has established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Other committees may be established by the Board from time to time. The following is a description of each of the committees and their composition.

Audit Committee. Our Audit Committee currently consists of three directors: Messrs. Reid Dabney (Chairman), Stephen Block and Glenn L. Halpryn. The Board of Directors has determined that:

•	Mr. Dabney qualifies as an “audit committee financial expert,” as defined by the SEC in Item 407(d)(5) of Regulation S-K; and

•

all members of the Audit Committee (i) are “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc., (ii) meet the criteria for independence as set forth in the Exchange Act, (iii) have not participated in the preparation of our financial statements at any time during the past three years and (iv) are financially literate and have accounting and finance experience.

The Audit Committee is governed by a charter, which was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, the charter calls upon the Audit Committee to:

•	oversee our auditing, accounting and control functions, including having primary responsibility for our financial reporting process;

•	monitor the integrity of our financial statements to ensure the balance, transparency and integrity of published financial information;

•	monitor our outside auditors’ independence, qualifications and performance;

•	monitor our compliance with legal and regulatory requirements; and

•	monitor the effectiveness of our internal controls and risk management system.

It is not the duty of the Audit Committee to determine that our financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Our management is responsible for preparing our financial statements, and our independent registered public accounting firm is responsible for auditing those financial statements. Our Audit Committee does, however, consult with management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into various aspects of our financial affairs. In addition, the Audit Committee is responsible for retaining, evaluating and, if appropriate, recommending the termination of our independent registered public accounting firm and approving professional services provided by them. The Audit Committee held four meetings during 2010.

Compensation Committee. Our Compensation Committee consists of three members: Messrs. Stephen Block (Chairman), Hugh Dunkerley and Curtis Lockshin. Michael H. Brauser resigned as a director and a member of Compensation Committee on March 2, 2011. On March 30, 2011, Dr. Curtis Lockshin was appointed as a director and as a member of the Compensation Committee to fill this vacancy. The Board has determined that:

•	all members of the Compensation Committee qualify as “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc.;

•	all members of the Compensation Committee qualify as “non-employee directors” under Exchange Act Rule 16b-3; and

•	all members of the Compensation Committee qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

The Compensation Committee is governed by a charter, which was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, our Compensation Committee determines the compensation of the Chief Executive Officer, reviews and approves compensation for all other executive officers as presented by the Chief Executive Officer, reviews and makes recommendations with respect to incentive compensation plans and equity-based plans, and provides oversight and guidance for compensation and benefit programs for all of our employees. The Compensation Committee may delegate authority to a subcommittee when appropriate. The Compensation Committee does not use the services of any external consultant in determining either executive or director compensation. The Compensation Committee held three meetings during 2010.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee consists of three members: Messrs. Glenn L. Halpryn (Chairman), Hugh Dunkerley and Mark Germain. The Board has determined that all members of the Nominating and Corporate Governance Committee qualify as “independent” under the independence requirements of Marketplace Rule 5605(a)(2) of the NASDAQ Stock Market, Inc. The Nominating and Corporate Governance Committee is governed by a charter that was adopted by the Board and is available on our website at www.chromadex.com/ir/corpgov.html. Among other things, our Nominating and Corporate Governance Committee identifies individuals qualified to become Board members and recommends to the Board the nominees for election to the Board. The Nominating and Corporate Governance Committee met twice during 2010.

Code of Conduct

The Board has established a corporate Code of Conduct which qualifies as a “code of ethics” as defined by Item 406 of Regulation S-K of the Exchange Act. Among other matters, the Code of Conduct is designed to deter wrongdoing and to promote:

•	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

•	full, fair, accurate, timely and understandable disclosure in our SEC reports and other public communications;

•	compliance with applicable governmental laws, rules and regulations;

•	prompt internal reporting of violations of the Code of Conduct to appropriate persons identified in the code; and

•	accountability for adherence to the Code of Conduct.

Waivers to the Code of Conduct may be granted only by the Board. In the event that the Board grants any waivers of the elements listed above to any of our officers, we expect to announce the waiver within five business days on a Current Report on Form 8-K.

Public Availability of Corporate Governance Documents

Our key corporate governance documents, including our Code of Conduct and the charters of our Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee are:

•	available on our corporate website; and

•	available in print to any stockholder who requests them from our corporate secretary.

Director Attendance

The Board held eight meetings during 2010. Each director attended at least 75% of Board meetings and meetings of the committees on which he served.

Board Qualification and Selection Process

The Nominating and Corporate Governance Committee does not have a specific written policy or process regarding the nominations of directors, nor does it maintain minimum standards for director nominees. However, the Nominating and Corporate Governance Committee does consider the knowledge, experience, integrity and judgment of potential candidates for nominations to the Board. The Nominating and Corporate Governance Committee will consider persons recommended by stockholders for nomination for election as directors. The Nominating and Corporate Governance Committee will consider and evaluate a director candidate recommended by a stockholder in the same manner as a committee-recommended nominee. Stockholders wishing to recommend director candidates must follow the prior notice requirements as described under “Stockholder Proposals,” below.

Board Leadership Structure and Risk Oversight

The leadership of the Board is structured so that it is led by a single chairperson, Frank L. Jaksch Jr., who is also the Company’s Chief Executive Officer. The Board of Directors believes that it is in the best interest of the Company to combine the office of Chairman and Chief Executive Officer given the complexities of the industries in which the Company operates. The Board of Directors also recognized it to be appropriate, because of the fact that the positions of Chairman and Chief Executive Officer are combined, to have a lead independent director to the Board. On May 20, 2010, the Board of Directors appointed Stephen Block as Lead Independent Director. The Lead Independent Director acts as Chair of meetings of independent directors of the Board and works to promote an independent and active Board by coordinating input from the independent directors, helping to identify issues that should be addressed by the Board, and providing independent oversight and advice to the executive officers of the Company.

The entire Board of Directors is responsible for oversight of our Company’s risk management process. Management furnishes information regarding risk to the Board as requested. The Audit Committee discusses risk management with the Company’s management and independent public accountants as set forth in the Committee’s charter. The Compensation Committee reviews the compensation programs of the Company to make sure economic incentives are tied to the long-term interests of the shareholders. The Company believes that innovation and the building of long-term shareholder value are impossible without taking risks. We recognize that imprudent acceptance of risk and the failure to identify risks could be a detriment to shareholder value. The executive officers of the Company are responsible for assessing these risks on a day-to-day basis and for how to best identify, manage and mitigate large risks that the Company may face.

Communications to the Board

Stockholders interested in communicating with the Board or to specified individual directors may do so in writing to ChromaDex Corporation, 10005 Muirlands Blvd. Suite G, Irvine, CA. 92618; Attn: Thomas C. Varvaro, Secretary. These communications will be forwarded to the appropriate director or directors.

Stockholder Meeting Attendance

Directors are strongly encouraged to attend annual meetings of stockholders, but no specific policy exists regarding attendance by directors at such meetings. For our annual meeting held on May 20, 2010, all seven directors who served on the Board at the time attended the meeting.

2010 DIRECTOR COMPENSATION

Non-employee board of directors’ members currently receive an annual grant of options to buy our common stock upon reelection by the stockholders. These options are granted under the Second Amended and Restated 2007 Equity Incentive Plan of the Company, or the 2007 Plan. The number of options granted and the vesting schedule are determined by the Compensation Committee of the Board of Directors. The vesting schedule of the options awarded for the fiscal year ended January 1, 2011 is as follows: 8.333% of the options vest monthly.

The following table provides information concerning compensation of our directors who were directors for the fiscal year ended January 1, 2011. The compensation reported is for services as directors for the fiscal year ended January 1, 2011.

Summary Compensation Table

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Stephen Block(2)	—	—	$150,898	—	—	—	$150,898
Michael H. Brauser(3)	—	—	$30,584	—	—	—	$30,584
Reid Dabney(4)	—	—	$130,162	—	—	—	$130,162
Hugh Dunkerley(5)	—	—	$153,509	—	—	—	$153,509
Mark S. Germain(6)	—	—	$295,250	—	—	—	$295,250
Glenn L. Halpryn(7)	—	—	$37,381	—	—	—	$37,381
Frank L. Jaksch Jr.(8)	—	—	—	—	—	—	—
Kevin M. Jaksch(9)			$226,247				$226,247
Thomas C. Varvaro(10)	—	—	—	—	—	—	—

(1)	The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended January 1, 2011. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 1, 2011 for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.
(2)	Stephen Block held an aggregate of 450,000 option awards as of January 1, 2011.
(3)	Michael H. Brauser held an aggregate of 67,500 option awards as of January 1, 2011. Mr. Brauser resigned from the Board on March 2, 2011.
(4)	Reid Dabney held an aggregate of 390,200 option awards as of January 1, 2011.
(5)	Hugh Dunkerley held an aggregate of 544,800 option awards as of January 1, 2011.
(6)	Mark S. Germain held an aggregate of 941,700 option awards as of January 1, 2011.
(7)	Glenn L. Halpryn held an aggregate of 82,500 option awards as of January 1, 2011. Glenn Halpryn was appointed to the Board on May 20, 2010 in connection with the 2010 Private Placement.
(8)	Frank L. Jaksch Jr. held an aggregate of 4,425,000 option awards as of January 1, 2011.
(9)	Kevin M. Jaksch held an aggregate of 747,300 option awards as of January 1, 2011. Mr. Jaksch served on the board until May 20, 2010, when he resigned in connection with the 2010 Private Placement. Mr. Jaksch is the brother of Frank L. Jaksch Jr.
(10)	Thomas C. Varvaro held an aggregate of 2,378,500 option awards as of January 1, 2011. Mr. Varvaro served on the board until May 20, 2010, when he resigned in connection with the 2010 Private Placement.

EXECUTIVE COMPENSATION

This section of the proxy statement explains our compensation for the persons who served as our Chief Executive Officer, President and Chief Financial Officer during our fiscal year ended January 1, 2011. The Company has elected to use the Smaller Reporting Company rules issued by the SEC regarding the disclosure of executive compensation. Under these rules, the Company provides executive compensation disclosure for our named executive officers for two years under the Summary Compensation Table, as well as the Outstanding Equity Awards at Year End Table, Director Compensation Table and certain narrative disclosures.

Executive Officers

All of our executive officers serve at the discretion of the Board. The persons listed below are our executive officers as of the date hereof:

Name	Age	Positions with our Company
Frank L. Jaksch Jr.	42	Chief Executive Officer
William F. Spengler	56	President
Thomas C. Varvaro	41	Chief Financial Officer, Treasurer and Secretary

Biographical information regarding Frank L. Jaksch Jr., the Company’s Chief Executive Officer, is set forth above under the heading “Election of Directors.” Listed below are biographical information for our other two executive officers.

William F. Spengler, 56, has served as President of the Company since November 15, 2010. Prior to joining the Company, he served as Executive Vice President, Chief Financial Officer and Treasurer at Smith & Wesson Holding Corp. since July 2008. Mr. Spengler currently serves as a member of the board of directors of Endo Corporation, a specialty pharmaceutical company. Prior to Smith & Wesson, Mr. Spengler served in various capacities at MGI Pharma, Inc., a specialty pharmaceutical company, including as Executive Vice President and Chief Financial Officer from August 2006 to January, 2008, Senior Vice President and Chief Financial Officer from April 2006 to August 2006, and as Senior Vice President, International & Corporate Development from October 2005 to April 2006. From July 2004 to October 2005, Mr. Spengler served as Executive Vice President and Chief Financial Officer of Guilford Pharmaceuticals Inc., a biotechnology company, prior to its acquisition by MGI Pharma in October 2005. Mr. Spengler received a Bachelors Degree in Economics from Yale University in 1977 and a Masters of Business Administration from New York University in 1980.

Thomas C. Varvaro, 41, has served as the Company’s Chief Financial Officer since 2004 and Secretary since 2006. He also served as a director from 2006 until May 2010. Mr. Varvaro oversees operations, accounting, information technology, inventory, distribution, and human resources management for the Company. Mr. Varvaro has developed skills in process mapping, information technology custom application design, enterprise risk systems deployment, plant automation and reporting and bar code tracking implementation from his prior business experiences. From 1998 to 2004, Mr. Varvaro was employed by Fast Heat Inc., a Chicago, Illinois based global supplier to the plastics, HVAC, packaging, and food processing industries, where he began as Controller and was promoted to Chief Information Officer and then Chief Financial Officer during his tenure. From 1993 to 1998, Mr. Varvaro was employed by Maple Leaf Bakery, USA, a Chicago, Illinois based company, during its rise to becoming a national leader in specialty food products. Mr. Varvaro served as Staff Accountant and was promoted to Assistant Controller during his tenure. He earned a B.S. in Accounting from University of Illinois, Urbana, and is a Certified Public Accountant.

Summary Compensation Table

The following table sets forth information concerning the annual and long-term compensation earned by our Chief Executive Officer (the principal executive officer), our President (a named executive officer) and our Chief Financial Officer (the principal financial officer) each of whom served during the year ended January 1, 2011 as our executive officers. The compensation indicated below was paid by the Company.

Name	Year	Salary		Bonus	Stock Awards (1)		Option Awards(2)		All Other Compensation	Total
Frank L. Jaksch Jr.	2010	$211,635	(3)	—	—		$1,064,968	(4)	$1,788	$1,278,391
	2009	$183,750		—	—		$7,620	(5)	$1,788	$193,158
William F. Spengler	2010	$25,385	(6)	—	$1,270,429	(7)	$1,086,300	(8)	$25,000	$2,407,114
	2009	—		—	—		—		—	—
Thomas C. Varvaro	2010	$162,654		—	—		$817,772	(9)	—	$980,426
	2009	$136,500		—	—		$5,715	(10)	—	$142,215

(1)	The amounts in the column titled “Stock Awards” above reflect the aggregate award date fair value of restricted stock awards for the fiscal year ended January 1, 2011. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 1, 2011 for a description of certain assumptions in the calculation of the fair value of the Company’s restricted stock.
(2)	The amounts in the column titled “Option Awards” above reflect the aggregate grant date fair value of stock option awards for the fiscal year ended January 1, 2011 and the fiscal year ended January 2, 2010, respectively. See Note 8 of the ChromaDex Corporation Consolidated Financial Report included in our Annual Report on Form 10-K for the year ended January 1, 2011 for a description of certain assumptions in the calculation of the fair value of the Company’s stock options.
(3)	Frank L. Jaksch Jr. was paid $1,048,555 in cash in 2010, which included unpaid compensation of $836,920 from years prior to 2009. This unpaid compensation was non-interest bearing.
(4)	On May 20, 2010, Frank L. Jaksch Jr. was granted options to purchase a total of 3,175,000 shares of ChromaDex common stock at an exercise price of $1.70. The options for the first 1,537,500 shares expire on May 20, 2015, and 33% of the options vest on May 20, 2011 and the remaining 67% vest 2.778% monthly thereafter. The options for the second 1,537,500 shares expire on May 20, 2015, and 33% of the shares vest on May 20, 2011 and the remaining 67% vest 2.778% monthly thereafter. However, in addition, the exercisability of the second 1,537,500 shares is subject to the following restrictions related to the exercises of “Warrant Shares” issued in connection with the 2010 Private Placement : at any time that: (i) less than 25.0% of the Warrant Shares have been exercised, no options may be exercised; (ii) at least 25.0% but less than 49.9% of the Warrant Shares have been exercised, up to 25.0% of the options may be exercised, in aggregate; (iii) at least 50.0% but less than 74.9% of the Warrant Shares have been exercised, up to 50.0% of the options may be exercised, in aggregate; and (iv) at least 75.0% of the Warrant Shares have been exercised, 100.0% of the options may be exercised. The options for the last 100,000 shares expire on May 20, 2020, and 25% of the shares vest on May 20, 2011 and the remaining 75% vest 2.083% monthly thereafter.
(5)	On May 13, 2009, Frank L. Jaksch Jr. was granted options to purchase 100,000 shares of ChromaDex common stock at an exercise price of $0.50. These options expire on May 13, 2019, and 25% of the shares vest on May 13, 2010 and the remaining 75% vest 2.083% monthly thereafter.
(6)	William F. Spengler joined the Company on November 15, 2010.
(7)	On November 17, 2010, William F. Spengler purchased 1,000,000 restricted shares of ChromaDex common stock at the price of the par value, which is $0.001 per share. The restricted shares will vest in full on November 15, 2013, provided that Mr. Spengler is continuously employed and that the fair market value of the Company’s common stock at any time prior to November 15, 2013 has increased by at least three times the fair market value.
(8)

On November 15, 2010, William F. Spengler was granted options to purchase a total of 2,000,000 shares of ChromaDex common stock at an exercise price of $1.65. The options for the first 1,000,000 shares expire on

November 15, 2020, and 25% of the shares vest on November 15, 2011 and the remaining 75% vest 2.083% monthly thereafter. The options for the second 1,000,000 shares expire on November 15, 2020, vest based the achievement of certain milestones established by the Company’s Compensation Committee.

(9)	On May 20, 2010, Thomas C. Varvaro was granted options to purchase a total of 1,703,500 shares of ChromaDex common stock at an exercise price of $1.545. The options for the first 814,250 shares expire on May 20, 2020, and 33% of the shares vest on May 20, 2011 and the remaining 67% vest 2.778% monthly thereafter. The options for the second 814,250 shares expire on May 20, 2020, and 33% of the options vest on May 20, 2011 and the remaining 67% vest 2.778% monthly thereafter. However, in addition, the exercisability of the second 814,250 shares is subject to the following restrictions related to the exercises of “Warrant Shares” issued in connection with the 2010 Private Placement: at any time that: (i) less than 25.0% of the Warrant Shares have been exercised, no options may be exercised; (ii) at least 25.0% but less than 49.9% of the Warrant Shares have been exercised, up to 25.0% of the options may be exercised, in aggregate; (iii) at least 50.0% but less than 74.9% of the Warrant Shares have been exercised, up to 50.0% of the options may be exercised, in aggregate; and (iv) at least 75.0% of the Warrant Shares have been exercised, 100.0% of the options may be exercised. The options for the last 75,000 shares expire on May 20, 2020, and 25% of the shares vest on May 20, 2011 and the remaining 75% vest 2.083% monthly thereafter.
(10)	On May 13, 2009, Thomas C. Varvaro was granted options to purchase 75,000 shares of ChromaDex common stock at an exercise price of $0.50. These options expire on May 13, 2019, and 25% of the shares vest on May 13, 2010 and the remaining 75% vest 2.083% monthly thereafter.

Employment and Consulting Agreements

The material terms of employment agreements with the named executive officers previously entered into by the Company are described below.

Employment Agreement with Frank L. Jaksch Jr.

On April 19, 2010, the Company entered into an Amended and Restated Employment Agreement (the “Amended Jaksch Agreement”) with Frank L. Jaksch Jr. The Amended Jaksch Agreement has a three year term, beginning on the date of the Agreement, that automatically renews unless the Amended Jaksch Agreement has been terminated in accordance with its terms. The Amended Jaksch Agreement provides for a base salary of $225,000 (subject to an increase of $50,000 in the event the Company’s common stock is listed on a stock exchange), and provides for an annual cash bonus (based on performance targets) of up to 40% of his base salary, and two option grants of 800,000 shares of Common Stock in aggregate. The option grants were awarded on May 20, 2010.

The severance terms of the Amended Jaksch Agreement provide that in the event Mr. Jaksch’s employment with the Company is terminated voluntarily by Mr. Jaksch, he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro rated portion of 40% of his salary (40% of his salary being the “Maximum Annual Bonus”) for the year of termination. In addition, if Mr. Jaksch leaves the Company for “Good Reason” he will also be entitled to severance equal to the Maximum Annual Bonus, and he will be deemed to have been employed for the entirety of such year. “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Jaksch provides written notice to the Company within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and the Company fails to release Mr. Jaksch from his obligation to perform such inconsistent duties and to re-assign Mr. Jaksch to his customary duties within 20 business days after the Company’s receipt of such notice; or (B) if, without the consent of Mr. Jaksch, Mr. Jaksch’s normal place of work is or becomes situated more than 50 linear miles from Mr. Jaksch’s personal residence as of the effective date of the Amended Jaksch Agreement, or (C) a failure by the Company to comply with any other material provision of the Amended Jaksch Agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Jaksch to the Company, or if such failure is not capable of being cured in such time, a cure shall not have been diligently pursued by the

Company within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Jaksch signs a release, in which case he will receive compensation equal to the lesser of the remainder of the term of the agreement, or up to 12 months paid salary.

In the event Mr. Jaksch’s employment terminates as a result of his death or disability, he, or his estate, as the case may be, will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of the Company to the contrary, any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place in an amount no less than the prorated portion of his Maximum Annual Bonus. At the option of the Board, Mr. Jaksch’s bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of the Company.

In the event that Mr. Jaksch is terminated by the Company for “Cause”, (as defined in the Amended Jaksch Agreement) he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Jaksch is terminated due to “Cessation of Business”, (as defined in the Amended Jaksch Agreement) Mr. Jaksch will be entitled to a lump sum payment of base salary and an amount equal to the Maximum Annual Bonus, and continuation of health benefits until the earlier of the last to occur of the term or renewal term of the agreement or 12 months from the date of termination.

In the event the Company terminates Mr. Jaksch’s employment “without Cause”, Mr. Jaksch will be entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Jaksch enters into a standard separation agreement, Mr. Jaksch will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the last to occur of the expiration of the term or renewal term then in effect or 24 months from the date of termination (the “Severance Period”), and he will receive his Maximum Annual Bonus if the Severance Period is equal to 24 months or a pro rata portion thereof if less, as well as the full vesting of any otherwise unvested stock.

Employment Agreement with William F. Spengler

On October 27, 2010, the Company entered into an Employment Agreement, which was amended on March 14, 2011, (the “Spengler Agreement”) with Mr. Spengler. The Spengler Agreement has a one-year term commencing on November 15, 2010, subject to one-year renewal terms. The Spengler Agreement provides that Mr. Spengler will receive a base salary of $220,000 and will be eligible for certain annual cash bonuses of up to 100% of his base salary (in aggregate) based upon the achievement of Company-wide and individual performance targets established by the Compensation Committee of the Company’s Board of Directors.

Mr. Spengler was also granted options to purchase a total of 2,000,000 shares of the Company’s common stock, with half of such shares to vest over a four-year vesting period and half to vest conditioned upon the achievement of performance targets established by the Compensation Committee of the Company’s Board of Directors. The Spengler Agreement also provided for the issuance of 1,000,000 shares of restricted Company common stock to be issued to Mr. Spengler at a purchase price of $0.001 per share, the stock’s par value. These restricted shares are subject to repurchase by the Company and will vest in full on November 15, 2013, subject to Mr. Spengler being continuously employed by the Company through such date and the fair market value of the Company’s common stock at any time prior to November 15, 2013 having increased by at least three times. The vesting of the stock options and restricted shares are subject to acceleration in the event of a change of control resulting in the termination of Mr. Spengler’s employment. In addition, the Spengler Employment Agreement provides for adjustments to the target price and vesting of the restricted shares, under certain circumstances, in the event of termination without “Cause” (as defined in the Spengler Agreement).

The severance terms of the Spengler Agreement provide that if Mr. Spengler is terminated by the Company for “Cause” or leaves without “Good Reason” (as defined in the Spengler Agreement), he will only be entitled to his accrued and unpaid base salary. If Mr. Spengler is terminated by the Company without “Cause” or terminates for “Good Reason” (as defined in the Spengler Agreement), Mr. Spengler is entitled to severance in the form of the continuation of his base salary for a period of two weeks for each completed year of service, or, if Mr. Spengler enters into a standard separation agreement, Mr. Spengler will receive continuation of his base salary and health benefits, together with applicable fringe benefits as provided to other executive employees, for 12 months from the date of termination.

In the event Mr. Spengler is terminated as a result of his death or disability, he will be entitled to his accrued and unpaid base salary and, notwithstanding any policy of the Company to the contrary, the prorated amount of any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place. If Mr. Spengler is terminated due to a “Cessation of Business” (as defined in the Spengler Agreement), Mr. Spengler will be entitled to a lump-sum payment equal to 12 months of base salary.

Employment Agreement with Thomas C. Varvaro

On April 19, 2010, the Company entered into an Amended and Restated Employment Agreement (the “Amended Varvaro Agreement”) with Thomas C. Varvaro. The Amended Varvaro Agreement has a three year term beginning on the date of the agreement that automatically renews unless the Amended Varvaro Agreement has been terminated in accordance with its terms. The Amended Varvaro Agreement provides for a base salary of $175,000 (subject to an increase of $50,000 in the event the Company’s common stock is listed on a stock exchange), and provides for an annual cash bonus (based on performance targets) of up to 30% of his base salary, and provides for two option grants of 400,000 shares of Common Stock in aggregate. The option grants were awarded on May 20, 2010.

The severance terms of the Amended Varvaro Agreement provide that in the event Mr. Varvaro’s employment with us is terminated voluntarily by Mr. Varvaro he will be entitled to any accrued but unpaid base salary, any stock vested through the date of his termination and a pro rated portion of 30% of his salary (30% of this salary being the “Maximum Annual Bonus”) for the year of termination. In addition, if Mr. Varvaro leaves the Company for Good Reason he will also be entitled to severance equal to the Maximum Annual Bonus, and he shall be deemed to have been employed for the entirety of such year. “Good Reason” means any of the following: (A) the assignment of duties materially inconsistent with those of other employees in similar employment positions, and Mr. Varvaro provides written notice to the Company within 60 days of such assignment that such duties are materially inconsistent with those duties of such similarly-situated employees and the Company fails to release Mr. Varvaro from his obligation to perform such inconsistent duties and to re-assign Mr. Varvaro to his customary duties within 20 business days after the Company’s receipt of such notice; or (B) the termination of Frank Jaksch as the Company’s Chief Executive Officer either by the Company without “Cause” or by the Mr. Jaksch for “Good Reason,” and Mr. Varvaro provides written notice within 60 days of such termination, or (C) a failure by the Company to comply with any other material provision of the Amended Varvaro Agreement which has not been cured within 60 days after notice of such noncompliance has been given by Mr. Varvaro to the Company, or if such failure is not capable of being cured in such time, a cure will not have been diligently pursued by the Company within such 60 day period. Severance will then consist of 16 weeks of paid salary, unless Mr. Varvaro signs a release, in which case he will receive compensation equal to the lesser of the remainder of his agreement or 12 months paid salary.

In the event Mr. Varvaro is terminated as a result of his death or disability he will be entitled to his accrued but unpaid base salary, stock vested through the date of his termination and, notwithstanding any policy of the Company to the contrary, any annual bonus that would be due to him for the fiscal year in which termination pursuant to death or disability took place in an amount no less than the prorated portion of his Maximum Annual Bonus. Mr. Varvaro’s bonus will be either prorated or paid in full to him, or his estate, as the case may be, at the time he would have received such bonus had he remained an employee of the Company.

In the event that Mr. Varvaro is terminated by the Company for “Cause” (as defined in the Amended Varvaro Agreement), he will only be entitled to his accrued but unpaid base salary, and any stock vested through the date of his termination.

In the event that Mr. Varvaro is terminated due to a “Cessation of Business” (as defined in the Amended Varvaro Agreement), Mr. Varvaro will be entitled to a lump sum payment of base salary and an amount equal to the Maximum Annual Bonus, and continuation of health benefits until the last to occur of the term or renewal term of the agreement or 12 months from the date of termination.

In the event the Company terminates Mr. Varvaro’s employment “without Cause,” Mr. Varvaro will be entitled to severance in the form of any stock vested through the date of his termination and continuation of his base salary for a period of eight weeks, or, if Mr. Varvaro enters into a standard separation agreement, Mr. Varvaro will receive continuation of base salary and health benefits, together with applicable fringe benefits as provided to other executive employees until the last to occur of the expiration of the term or renewal term then in effect or 24 months from the date of termination (the “Severance Period”), will receive his Maximum Annual Bonus if the Severance Period is equal to 24 months or a pro rata portion thereof if less, as well as the full vesting of any otherwise unvested stock.

Outstanding Equity Awards at Fiscal Year End

The following tables set forth certain information regarding stock options and restricted stock granted to our named executive officers outstanding as of January 1, 2011.

Outstanding Stock Options at 2010 Fiscal Year-End

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date
Frank L. Jaksch Jr.	240,000	60,000	(1)	—		1.50	12/1/2016
	466,667	233,333	(2)	—		1.50	4/21/2018
	100,000	50,000	(3)	—		1.50	4/21/2018
	39,583	60,417	(4)	—		0.50	5/13/2019
	—	1,537,500	(5)	—		1.70	5/20/2015
	—	1,537,500	(6)	—		1.70	5/20/2015
	—	100,000	(7)	—		1.70	5/20/2020
William F. Spengler	—	1,000,000	(8)	—		1.65	11/15/2020
	—	—		1,000,000	(9)	1.65	11/15/2020
Thomas C. Varvaro	240,000	—		—		1.00	1/19/2014
	10,000	—		—		1.00	1/19/2014
	200,000	50,000	(10)	—		1.50	12/1/2016
	66,667	33,333	(11)	—		1.50	4/21/2018
	29,688	45,312	(12)	—		0.50	5/13/2019
	—	814,250	(13)	—		1.545	5/20/2020
	—	814,250	(14)	—		1.545	5/20/2020
	—	75,000	(15)	—		1.545	5/20/2020

(1)	60,000 of Mr. Jaksch’s options vest on December 1, 2011.
(2)	14,583 of Mr. Jaksch’s options vest on the 21st of every month through April 21, 2012.
(3)	3,125 of Mr. Jaksch’s options vest on the 21st of every month through April 21, 2012.

(4)	2,083 of Mr. Jaksch’s options vest on the 13th of every month through May 13, 2013.
(5)	512,500 of Mr. Jaksch’s options vest on May 20, 2011, and 42,708 options vest on the 20th of every month thereafter through May 20, 2013.
(6)

512,500 of Mr. Jaksch’s options vest on May 20, 2011, and 42,708 options vest on the 20th of every month thereafter through May 20, 2013. However, in addition, the exercisability of these options is subject to the following restrictions related to the exercises of “Warrant Shares” issued in the 2010 Private Placement: at any time that: (i) less than 25.0% of the Warrant Shares have been exercised, no options may be exercised; (ii) at least 25.0% but less than 49.9% of the Warrant Shares have been exercised, up to 25.0% of the options may be exercised, in aggregate; (iii) at least 50.0% but less than 74.9% of the Warrant Shares have been exercised, up to 50.0% of the options may be exercised, in aggregate; and (iv) at least 75.0% of the Warrant Shares have been exercised, 100.0% of the options may be exercised..

(7)	25,000 of Mr. Jaksch’s options vest on May 20, 2011, and 2,083 options vest on 20th of every month thereafter through May 20, 2014.
(8)	250,000 of Mr. Spengler’s options vest on November 15, 2011 and 20,833 options vest on the last day of every month thereafter through November 30, 2014.
(9)	Mr. Spengler’s options shall vest based on the achievement of certain milestones established by the Company’s Compensation Committee as provided in Mr. Spengler’s Employment Agreement. See the “Employment Agreement with William F. Spengler” above in this section of the Proxy Statement.
(10)	50,000 of Mr. Varvaro’s options vest on December 1, 2011.
(11)	2,083 of Mr. Varvaro’s options vest on the 21st of every month through April 21, 2012.
(12)	1,563 of Mr. Varvaro’s options vest on the 13th of every month through May 13, 2013.
(13)	271,417 of Mr. Varvaro’s options vest on May 20, 2011, and 22,618 options vest on the 20th of every month thereafter through May 20, 2013.
(14)

271,417 of Mr. Varvaro’s options vest on May 20, 2011, and 22,618 options vest on the 20th of every month thereafter through May 20, 2013. However, in addition, the exercisability of these options is subject to the following restrictions related to the exercises of “Warrant Shares” issued in the 2010 Private Placement: at any time that: (i) less than 25.0% of the Warrant Shares have been exercised, no options may be exercised; (ii) at least 25.0% but less than 49.9% of the Warrant Shares have been exercised, up to 25.0% of the options may be exercised, in aggregate; (iii) at least 50.0% but less than 74.9% of the Warrant Shares have been exercised, up to 50.0% of the options may be exercised, in aggregate; and (iv) at least 75.0% of the Warrant Shares have been exercised, 100.0% of the options may be exercised.

(15)	18,750 of Mr. Varvaro’s options vest on May 20, 2011, and 1,563 options vest on 20th of every month thereafter through May 20, 2014.

Outstanding Restricted Stock at 2010 Fiscal Year-End

Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares of Units of Stock That Have Not Vested ($)	Equity incentive plan awards: Number of unearned shares, units or other rights that have not vested (#)		Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested ($) (1)
William F. Spengler	—	—	1,000,000	(2)	$1,360,000

(1)	The amounts in the column titled “Equity incentive plan awards: Market or payout value of unearned shares, units or other rights that have not vested” above reflect the aggregate market value based on the closing market price of the Company’s stock on January 1, 2011.
(2)	On November 17, 2010, William F. Spengler purchased 1,000,000 restricted shares of ChromaDex common stock at a price of the par value, or $0.001 per share. The restricted shares will vest in full on November 15, 2013, provided that Mr. Spengler is continuously employed by the Company and the fair market value of the Company’s common stock at any time prior to November 15, 2013 has increased by at least three times.

Change of Control of the Company

On May 21, 2008, Cody Resources, Inc., a Nevada corporation, (“Cody”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Cody, CDI Acquisition, Inc., a California corporation and wholly-owned subsidiary of Cody (“Acquisition Sub”), and ChromaDex, Inc. (the “Merger”). Subsequent to the signing of the Merger Agreement, Cody merged into a Delaware corporation for the sole purpose of changing the domicile of Cody to the State of Delaware.

Pursuant to the terms of the Merger Agreement, and upon satisfaction of specified conditions, including approval by ChromaDex, Inc. shareholders on June 18, 2008, Acquisition Sub merged with and into ChromaDex, Inc. and ChromaDex, Inc., as the surviving corporation, became a wholly-owned subsidiary of Cody.

On the closing date, pursuant to the terms of the Merger Agreement, former ChromaDex, Inc. shareholders received approximately 23,522,122 shares of Cody Common Stock, or approximately 83.94% of the post-merger company’s outstanding shares, and the directors and executive officers of Cody, Donald Sampson and Barbara Grant, resigned from their respective positions with Cody. The directors and executive officers of ChromaDex, Inc. immediately prior to the Merger became the directors and executive officers of Cody, renamed ChromaDex Corporation.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During the year ended January 1, 2011, the Company paid unpaid compensation from prior years to Frank L. Jaksch, Jr. and Mark Germain in the amount of $1,178,206. The amounts owed were non-interest bearing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 24, 2011, there were approximately 64,190,183 shares of our common stock outstanding. In addition, at March 24, 2011, (i) there were options representing rights to purchase up to approximately 15,211,225 shares of ChromaDex common stock at a weighted average exercise price of $1.52 per share, (ii) warrants representing rights to purchase up to approximately 18,289,278 shares of ChromaDex common stock at an exercise price of $0.21 per share issued as part of the 2010 Private Placement, and (iii) warrants representing rights to purchase up to approximately 1,718,350 shares of ChromaDex common stock at a weighted average exercise price of $3.00 per share issued prior to the 2010 Private Placement. The following table sets forth certain information regarding our common stock, beneficially owned as of March 24, 2011, by each person known to us to beneficially own more than 5% of our common stock, each named executive officer, each director, and all directors and executive officers as a group. We calculated beneficial ownership according to Rule 13d-3 of the Exchange Act as of that date. Shares issuable upon exercise of options or warrants that are exercisable or convertible within 60 days after March 24, 2011 and restricted stock over which the holder has voting and investment power are included as beneficially owned by the holder. Beneficial ownership generally includes voting and dispositive power with respect to securities. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole dispositive power with respect to all shares beneficially owned.

Name of Beneficial Owner (1)	Shares of Common Stock Beneficially Owned (2)		Aggregate Percentage Ownership
Dr. Phillip Frost (3)	14,325,004		20.19%
Michael H. Brauser (4)	7,370,352		10.85%
Black Sheep, FLP (5)	6,225,155		9.70%
Barry Honig (6)	6,016,526		9.37%
John Liviakis	4,071,714		6.14%
Alan S. Honig (7)	3,392,854		5.29%
Directors
Stephen Block (8)	265,917		*
Reid Dabney (9)	226,617		*
Hugh Dunkerley (10)	340,217		*
Mark S. Germain (11)	504,783		*
Glenn L. Halpryn (12)	1,153,928		1.78%
Frank L. Jaksch Jr. (13)	9,526,238		14.42%
Curtis A. Lockshin	—		*
Named Executive officers
Frank L. Jaksch Jr., Chief Executive Officer	(See above	)
Thomas C. Varvaro, Chief Financial Officer (14)	1,058,313		1.62%
William Spengler (15)	1,000,000		1.56%
All directors and executive officers as a group (7 Directors plus President and Chief Financial Officer) (16)	14,076,012		20.38%

*	Represents less than 1%.
(1)	Addresses for the beneficial owners listed are: Dr. Phillip Frost, 4400 Biscayne Blvd., Suite 1500, Miami, FL 33137; Michael Brauser, 595 South Federal Highway, Suite 600, Boca Raton, FL 33432; Black Sheep, FLP and Frank Louis Jaksch Jr., 8 Garzoni Aisle, Irvine, CA 92606; Barry Honig, 595 South Federal Highway, Suite 600, Boca Raton, FL 33432; Margie Chassman, 445 West 23rd Street, Apt. 16E, New York, NY 10011; John Liviakis, 655 Redwood Highway, Suite 395, Mill Valley, CA 94945; and Alan S. Honig, 1501 Broadway, Apt. 1313, New York, NY 10036.
(2)

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or dispositive power with respect to shares beneficially owned. Unless otherwise specified, reported ownership refers to both voting and dispositive power. Shares of Common Stock issuable upon the conversion of stock options or the exercise of warrants within the next 60 days are deemed to be converted and beneficially owned by the individual or group identified in the Aggregate Percentage Ownership column.
(3)	Held by Frost Gamma Investments Trust, of which Dr. Phillip Frost has voting and investment power, as the trustee. Dr. Frost is a shareholder and chairman of the board of Ladenburg Thalmann Financial Services, Inc. (NYSE:LTS), parent company of Ladenburg Thalmann & Co., Triad Advisors, Inc. and Investacorp Inc., each registered broker-dealers. Includes 6,750,002 immediately exercisable warrant shares.
(4)	Direct ownership through (i) Michael & Betsy Brauser TBE of 1,795,714 shares of common stock and 1,785,714 immediately exercisable warrant shares; and (ii) Betsy Brauser Third Amended Trust Agreement (beneficially owned by the spouse and disclaimed by Michael Brauser) of 357,142 shares of common stock and 357,142 immediately exercisable warrant shares. Indirect ownership through (i) Grander Holdings, Inc. 401K profit Sharing Plan (of which, Michael Brauser is a trustee) of 314,285 shares of common stock and 314,285 immediately exercisable warrant shares; (ii) Brauser 2010 GRAT (of which Michael Brauser is a trustee) of 342,857 shares of common stock and 342,857 immediately exercisable warrant shares; and (iii) BMB Holdings, LLLP (of which, Michael Brauser is the Manager of its General Partner) of 846,428 shares of common stock and 846,428 immediately exercisable warrant shares. Includes 67,500 stock options exercisable within 60 days. Mr. Brauser is a former director of the Company who resigned on March 2, 2011
(5)	Black Sheep, FLP is a family limited partnership the co-general partners of which are Frank L. Jaksch, Jr. and Tricia Jaksch and the sole limited partners of which are Frank L. Jaksch, Jr., Tricia Jaksch and the Jaksch Family Trust.
(6)	Includes 2,857,142 shares of common stock owned directly by Barry Honig and a further 3,159,384 shares of common stock owned by GRQ Consultants Inc Roth 401K FBO Renee Honig, for which Mr. Honig’s spouse holds voting and investment power.
(7)	Includes 1,071,428 shares of common stock owned by Harrison Honig UTMA for which Alan Honig acts as custodian; 1,071,428 shares of common stock owned by Jacob Honig UTMA for which Alan Honig acts as custodian; 535,714 shares of common stock owned by Cameron Honig UTMA for which Alan Honig acts as custodian; and 714,284 shares of common owned by Ryan Honig UTMA for which Alan Honig acts as custodian.
(8)	Includes 265,917 stock options exercisable within 60 days.
(9)	Includes 226,617 stock options exercisable within 60 days.
(10)	Includes 340,217 stock options exercisable within 60 days.
(11)	Includes 504,783 stock options exercisable within 60 days. Does not include 2,053,995 shares beneficially owned by Margery Germain, who is Mr. Germain’s wife, as Mr. Germain does not share voting or dispositive control over those shares.
(12)	Indirect ownership through IVC Investors, LLLP (in which Glenn Halpryn has an interest) of 535,714 shares of common stock and 535,714 immediately exercisable warrant shares. Glenn Halpryn disclaims beneficial ownership of these shares except to the extent of any pecuniary interest therein. Includes 82,500 stock options exercisable within 60 days.
(13)	Includes 1,429,000 shares owned by the Jaksch Family Trust, beneficially owned by Frank L Jaksch Jr. because Mr. Jaksch Jr. has shared voting power for such shares. Includes 6,225,155 shares owned by Black Sheep, FLP beneficially owned by Mr. Jaksch Jr. because he has shared voting power and shared dispositive power for such shares. Includes 5,000 shares directly owned by Mr. Jaksch Jr. Includes 1,867,083 stock options exercisable within 60 days.
(14)	Includes 1,058,313 stock options exercisable within 60 days.
(15)	On November 17, 2010, William F. Spengler purchased 1,000,000 restricted shares of ChromaDex common stock at a price of the par value, or $0.001 per share. The restricted shares will vest in full on November 15, 2013, provided that Mr. Spengler is continuously employed by the Company and the fair market value of the Company’s common stock at any time prior to November 15, 2013 has increased by at least three times.
(16)	Includes 535,714 immediately exercisable warrant shares and 4,345,429 stock options exercisable within 60 days.

AUDIT COMMITTEE REPORT

The Audit Committee reviews our financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements and the reporting process. Our independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles.

In this context, the Audit Committee has reviewed and discussed with management our audited consolidated financial statements for the fiscal year ended January 1, 2011 (our 2010 fiscal year) and the notes thereto. It has discussed with McGladrey & Pullen LLP, our independent registered public accounting firm for the 2010 fiscal year, the matters required to be discussed by Statement of Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee also received the written disclosures and the letter from McGladrey & Pullen LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding McGladrey & Pullen’s communications by the Audit Committee concerning independence and discussed with McGladrey & Pullen LLP their independence from us. Based on such review and discussions, the Audit Committee recommended to the Board that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and be filed with the SEC.

Submitted by:

The Audit Committee Of

The Board of Directors

            Reid Dabney (Chairman)

            Stephen Block

            Glenn L. Halpryn

The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under the Securities Act or the Exchange Act.

PROPOSAL NO. 2:

RATIFICATION OF MCGLADREY & PULLEN LLP

AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen LLP (“McGladrey & Pullen”) has been engaged by the Audit Committee to act in such capacity for the fiscal year ending December 31, 2011. Although it is not required to do so, the Board of Directors is asking stockholders to ratify the Audit Committee’s selection of McGladrey & Pullen. If stockholders do not ratify the selection of McGladrey & Pullen, another independent registered public accounting firm will be considered by the Audit Committee. Even if the selection is ratified by stockholders, the Audit Committee may in its discretion change the appointment at any time during the year, if it determines that such a change would be in the best interests of the Company and its stockholders. Representatives of McGladrey & Pullen are expected to be available via telephone for, but not present at, the annual meeting. They will have an opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

During each of the fiscal years in the two year period ended January 1, 2011 and January 2, 2010, McGladrey & Pullen was the Company’s independent registered public accounting firm. There were no disagreements between the Company and McGladrey & Pullen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of McGladrey & Pullen, would have caused McGladrey & Pullen to make reference to the subject matter of the disagreements in connection with its reports on the financial statements for such years. There were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K during either of the Company’s fiscal years ended January 1, 2011 and January 2, 2010. During the last two fiscal years, the Company did not consult with McGladrey & Pullen regarding (1) the application of accounting principles to any transaction, either completed or proposed; (2) the type of audit opinion that might be rendered on its financial statements; or (3) any matter that was the subject of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-K).

Audit Fees

During the period covering the fiscal years ended January 1, 2011 and January 2, 2010, McGladrey & Pullen, LLP and RSM McGladrey, Inc. performed the following professional services:

Description	2010	2009
Audit Fees (1)	$123,000	$119,000
Audit-Related Fees (2)	$20,000	$—
Tax Fees (3)	$14,400	$22,000
All Other Fees	$—	$—

(1)	Audit fees consist of fees for the audit of the Company’s financial statements and review of financial statements included in the Company’s quarterly reports.
(2)	Audit-related fees include costs incurred for reviews of registration statements and consultations on various accounting matters in support of the Company’s financial statements.
(3)	Tax fees consist of fees for tax compliance matters.

Policy for Pre-Approval of Independent Auditor Services

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditor. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the specific service or category of service and is generally subject to a specific budget. The independent auditor and management are required to periodically communicate to the Audit Committee regarding the extent of services provided by the independent auditor in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Recommendation of the Board of Directors

The affirmative vote of a majority of the shares of the Company’s common stock represented at the meeting and entitled to vote is necessary to ratify the appointment of McGladrey & Pullen as the Company’s independent registered public accounting firm for present fiscal year.

THE BOARD RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF MCGLADREY & PULLEN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 of the Exchange Act requires our executive officers, directors and persons who own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the SEC and to furnish us with copies of such reports. Based solely on our review of the copies of such forms furnished to us and written representations from these officers and directors, we believe that all Section 16(a) filing requirements for our executive officers, directors and 10% stockholders were met during the year ended January 1, 2011 except as follows: Frank L. Jaksch was late filing one report for one transaction and Stephen Block amended one report to reflect 5,000 additional stock options that were not reported on the original report.

Expenses of Proxy Solicitation

Brokerage firms and other custodians, nominees and fiduciaries will be requested to forward the soliciting material to beneficial owners and to obtain authorization for the execution of proxies, and we will reimburse such brokerage firms, other custodians, nominees and fiduciaries for reasonable expenses incurred in sending proxy materials to beneficial owners of our common stock. Our directors, officers and employees may solicit proxies by telephone or in person (but will receive no additional compensation for such solicitation). We will bear the expense of this proxy solicitation.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K filed with the SEC for the year ended January 1, 2011 accompanies this notice of annual meeting and proxy statement. No portion of the Annual Report is incorporated herein or is to be considered proxy soliciting material. Additional copies of the Annual Report on Form 10-K for the fiscal year ended January 1, 2011, will be provided, without charge, upon the written request of any stockholder. This request should be directed to ChromaDex Corporation, 10005 Muirlands Blvd., Suite G, Irvine, California 92618; Attn: Chief Financial Officer. Our latest quarterly report on Form 10-Q is available from our Chief Financial Officer at the foregoing address. Our Annual Report on Form 10-K and our other periodic filings are available on the SEC’s website at www.sec.gov as well as through our Company’s website at www.chromadex.com under “Investor Relations, SEC Filings.”

Stockholder Proposals

In accordance with SEC rules, if a stockholder wishes to have a proposal printed in the proxy statement to be used in connection with our next annual meeting of stockholders, such proposal must be received by Thomas C. Varvaro, Secretary, at the address above prior to December 12, 2011 in order to be included in our proxy statement and form of proxy relating to that meeting. For any proposal that is not submitted for inclusion in next year’s proxy statement (as described in the preceding sentence) but is instead sought to be presented directly at next year’s annual meeting, SEC rules permit management to vote proxies in its discretion if (a) we receive notice of the proposal before the close of business on February 27, 2012 and advise stockholders in next year’s proxy statement about the nature of the matter and how management intends to vote on the matter, or (b) does not receive notice of the proposal prior the close of business on February 27, 2012.

In addition, stockholders may present proposals, which are proper subjects for consideration at an Annual Meeting, even if the proposal is not submitted by the deadline for inclusion in the proxy statement. To do so, the stockholder must comply with the procedures specified in our Bylaws. Our Bylaws require that, for other business to be properly brought before an annual meeting by a stockholder, we must have received written notice thereof not less than 60 nor more than 90 days prior to the annual meeting (or, if less than 70 days notice or other public disclosure of the date of the annual meeting is given, not later than 10 days after the earlier of the date notice was mailed or public disclosure of the date was made). The notice must set forth (a) a brief description of the business proposed to be brought before the annual meeting, (b) the stockholder’s name and address, (c) the number of shares beneficially owned by such stockholder as of the date of the stockholder’s notice, and (d) any financial interest of such stockholder in the proposal. Similar information is required with respect to any other stockholder, known by the stockholder giving notice, supporting the proposal. Any proposals we do not receive in accordance with the above standards may not be presented at the 2012 Annual Meeting of stockholders.

If the proposal includes the nomination of a person to become a director, the nomination is required to contain certain information about both the nominee and the stockholder making the nomination as set forth in our Bylaws. In addition, the notice of nomination must include information regarding the recommended candidate relevant to a determination of whether the recommended candidate would be considered independent under Rule 10A-3 under the Exchange Act, or, alternatively, a statement that the recommended candidate would not be independent. A nomination which does not comply with the above requirements will not be considered.

OTHER BUSINESS

The Board knows of no other matters that are likely to come before the meeting. If any such matters should properly come before the meeting, however, it is intended that the persons named in the accompanying form of proxy will vote such proxy in accordance with their best judgment on such matters.

By Order of the Board of Directors,

Thomas C. Varvaro

Chief Financial Officer and Secretary

April 11, 2011

CHROMADEX CORPORATION

REVOCABLE PROXY SOLICITED BY THE BOARD OF DIRECTORS

ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of ChromaDex Corporation (the “Company”) hereby revokes all previously granted proxies and appoints each of Frank L. Jaksch, Jr. and Thomas C. Varvaro as their attorneys, agents and proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote as the undersigned has designated, all the shares of common stock of the undersigned at the annual meeting of stockholders of the Company (the “Annual Meeting”) to be held at the offices of ChromaDex, Inc., 10005 Muirlands Boulevard, Suite G, Irvine, CA 92618, at 9:00 a.m., local time on May 10, 2011, and at any and all postponements or adjournments thereof.

1.	Election of Directors

☐ FOR ALL	☐ FOR ALL EXCEPT*[ ]	☐ WITHHOLD AUTHORITY FOR ALL

01 Frank L. Jaksch, Jr.	02 Glenn L. Halpryn	03 Stephen Block	04 Reid Dabney
05 Hugh Dunkerley	06 Mark S. Germain	07 Curtis A. Lockshin

NOTE: To withhold authority to vote for any individual, mark the FOR ALL EXCEPT box and enter the number next to the name(s) of the exceptions in the space provided. Unless authority to vote for all the foregoing individuals is withheld, this proxy will be deemed to confer authority to vote for every individual whose number is not so listed.

2.	Ratification of McGladrey & Pullen LLP As Independent Registered Public Accounting Firm

☐ FOR	☐ AGAINST	☐ ABSTAIN

3.     In accordance with the discretion of the proxy as to all other business as may come before the meeting. If any other matter is presented, your proxies will vote in accordance with the recommendation of the Board of Directors, or, if no recommendation is given, in their own discretion. The Board of Directors at present knows of no other business to be presented at the Annual Meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL OF THE PROPOSALS, INCLUDING THE ELECTION OF ALL OF THE DIRECTORS LISTED IN PROPOSAL 1 ABOVE AND THE RATIFICATION OF THE INDEPENDENT ACCOUNTING FIRM.

This Proxy revokes any proxy to vote such shares at the Annual Meeting heretofore given by the undersigned. Please sign and date below.

The undersigned hereby ratifies and confirms all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revokes any and all proxies the undersigned has given before to vote at the meeting. The undersigned acknowledges receipt of the Notice of Annual Meeting and the Proxy Statement which accompanies the notice.

DATED: , 2011
(Signature)

(Signature, if held jointly)

Sign exactly as name(s) appear(s) on stock certificate(s). If stock is held jointly, each holder must sign. If signing is by attorney, executor, administrator, trustee or guardian, give full title as such. A corporation or partnership must sign by an authorized officer or general partner, respectively.

PLEASE SIGN, DATE AND RETURN THIS PROXY IN THE ENVELOPE PROVIDED TO THE ISLAND STOCK TRANSFER, C/O ANNA KOTLOVA AT 100 SECOND AVENUE SOUTH, SUITE 705-S, ST. PETERSBURG, FL 33701.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 10, 2011. The proxy statement and annual report to security holders are available at http://www.chromadex.com/ir/proxy2011.pdf.